Exhibit 99.1

Southland Announces First Quarter 2023 Results

GRAPEVINE, Texas, May 15, 2023 (Business Newswire) -- Southland Holdings, Inc. (NYSE American: SLND and SLND WS) (“Southland”), a leading provider of specialized infrastructure construction services, today announced financial results for quarter ended March 31, 2023.

●	Revenue increased to $275 million, up 6% from $258 million for the quarter ended March 31, 2022.
●	Gross profit margin of 6.9%, compared to 1.9% for the quarter ended March 31, 2022.
●	Operating income increased to $3.4 million, compared to an operating loss of $9.4 million for the quarter ended March 31, 2022.
●	Net loss of $4.7 million, compared to a net loss of $13.6 million for the quarter ended March 31, 2022.
●	Adjusted net loss of $1.5 million, or $(0.03) per share, compared to an adjusted net loss of $13.6 million for the quarter ended March 31, 2022.(1)
●	Adjusted EBITDA increased to $12.7 million, compared to $1.4 million for the quarter ended March 31, 2022. (1)
●	Backlog of $2.9 billion, up 43% compared to $2.0 billion as of March 31, 2022.
●	New awards of $170 million, compared to $41 million for the quarter ended March 31, 2022.

(1)	Please refer to “Non-GAAP Measures” and reconciliations for our Non-GAAP financial measures, including, “Adjusted Net Loss,” “Adjusted Net Loss Per Share,” and “Adjusted EBITDA”

Southland’s President and Chief Executive Officer, Frank Renda, said, “Our first quarter results for 2023 reflect a good start to the year, with revenue increasing by 6% and margins expanding from 1.9% to 6.9% from the prior year. We continue to see elevated demand for our services with limited competition as opportunities with funding from the Infrastructure Investment and Jobs Act accelerate."

2023 First Quarter Results

Condensed Consolidated Statements of Operations (unaudited)

	Three Months Ended
(Amounts in thousands except shares and per share data)	March 31, 2023	March 31, 2022
Revenue	$274,829	$258,486
Cost of construction	255,886	253,555
Gross profit	18,943	4,931
Selling, general, and administrative expenses	15,571	14,299
Operating income (loss)	3,372	(9,368)
(Loss) gain on investments, net	(32)	280
Other expense, net	(2,599)	(576)
Interest expense	(3,254)	(1,967)
Loss before income taxes	(2,513)	(11,631)
Income tax expense	1,753	1,342
Net loss	(4,266)	(12,973)
Net income attributable to noncontrolling interests	398	628
Net loss attributable to Southland Holdings Stockholders	$(4,664)	$(13,601)

Net loss per share attributable to common stockholders
Basic (1)	$(0.11)
Diluted (1)	$(0.11)
Weighted average shares outstanding
Basic (1)	44,407,831
Diluted (1)	44,407,831

(1)	The structure of Southland’s historical common equity structure was in the form of membership percentages and no shares were issued. As such, reporting periods prior to the three months ended March 31, 2023 will not present share or per share data. Basic net loss per share is the same as diluted net loss per share attributable to common stockholders for the three months ended March 31, 2023, because the inclusion of potential shares of common stock would have been anti-dilutive for the period presented.

Revenue for the three months ended March 31, 2023, was $274.8 million, an increase of $16.3 million, or 6%, compared to the three months ended March 31, 2022.

Gross profit for the three months ended March 31, 2023, was $18.9 million, an increase of $14.0 million, or 284%, compared to the three months ended March 31, 2022. Our gross profit margin increased from 1.9% to 6.9% for the three months ended March 31, 2023.

Selling, general, and administrative costs for the three months ended March 31, 2023, were $15.6 million, an increase of $1.3 million, or 9%, compared to the three months ended March 31, 2022. The increase was driven by $1.0 million of expenses related to becoming a public company.

Segment Revenue

	Three Months Ended
(Amounts in thousands)	March 31, 2023		March 31, 2022
		% of Total		% of Total
Segment	Revenue	Revenue	Revenue	Revenue
Civil	$72,989	26.6%	$75,043	29.0%
Transportation	201,840	73.4%	183,443	71.0%
Total revenue	$274,829	100.0%	$258,486	100.0%

Segment Gross Profit

	Three Months Ended
(Amounts in thousands)	March 31, 2023		March 31, 2022
		% of Segment		% of Segment
Segment	Gross Profit	Revenue	Gross Profit	Revenue
Civil	$8,766	12.0%	$6,967	9.3%
Transportation	10,177	5.0%	(2,036)	(1.1)%
Gross profit	$18,943	6.9%	$4,931	1.9%

Condensed Consolidated Balance Sheets (unaudited)

	As of
(Amounts in thousands)	March 31, 2023	December 31, 2022
Cash and cash equivalents	$28,930	$57,915
Restricted cash	14,621	14,076
Accounts receivable, net	178,723	135,678
Retainage receivables	126,092	122,682
Contract assets	543,147	512,906
Other current assets	24,083	24,047
Total current assets	915,596	867,304

Property and equipment, net	108,857	114,084
Right-of-use assets	18,657	16,893
Investments - unconsolidated entities	116,920	113,724
Investments - limited liability companies	2,590	2,590
Investments - private equity	3,319	3,261
Goodwill	1,528	1,528
Intangible assets, net	2,057	2,218
Other noncurrent assets	3,391	3,703
Total noncurrent assets	257,319	258,001
Total assets	1,172,915	1,125,305

Accounts payable	$166,203	$126,385
Retainage payable	34,828	33,677
Accrued liabilities	114,184	121,584
Current portion of long-term debt	52,718	46,322
Short-term lease liabilities	16,678	16,572
Contract liabilities	138,800	131,557
Total current liabilities	523,411	476,097

Long-term debt	242,669	227,278
Long-term lease liabilities	10,556	10,032
Deferred tax liabilities	2,878	3,392
Other noncurrent liabilities	119,981	48,622
Total long-term liabilities	376,084	289,324
Total liabilities	899,495	765,421

Noncontrolling interest	10,712	10,446
Members’ capital	—	327,614
Preferred stock	—	24,400
Common stock	8	—
APIC	269,436	—
Accumulated deficit	(4,664)	—
Accumulated other comprehensive income	(2,072)	(2,576)
Total equity	273,420	359,884
Total liabilities and equity	$1,172,915	$1,125,305

Condensed Consolidated Statement of Cash Flows (unaudited)

	Year Ended
(Amounts in thousands)	March 31, 2023	March 31, 2022
Cash flows from operating activities:
Net loss	$(4,266)	$(12,973)
Adjustments to reconcile net income to net cash used in operating activities
Depreciation and amortization	8,560	11,667
Deferred taxes	(514)	63
Change in fair value of earnout liability	2,936	—
Gain on sale of assets	(967)	(251)
Foreign currency remeasurement gain	(5)	(156)
Earnings from equity method investments	(3,242)	(765)
TZC Investment present value accretion	(603)	(580)
Loss (gain) on trading securities, net	32	(280)
Changes in assets and liabilities:
Accounts receivable	(49,278)	(19,363)
Contract assets	(30,306)	(3,029)
Prepaid expenses and other current assets	119	2,602
ROU assets	(1,764)	(2,371)
Accounts payable and accrued expenses	33,705	786
Contract liabilities	7,241	(12,247)
Operating lease liabilities	1,820	2,347
Other	1,753	(3,137)
Net cash used in operating activities	(34,779)	(37,687)

Cash flows from investing activities:
Purchase of fixed assets	(1,166)	(714)
Proceeds from sale of fixed assets	1,295	521
Purchase of trading securities	(81)	—
Proceeds from the sale of trading securities	—	357
Capital contribution to investees	—	(1,000)
Net cash provided by (used in) investing activities	48	(836)

Cash flows from financing activities:
Borrowings on line of credit	3,000	30,000
Borrowings on notes payable	181	115
Payments on notes payable	(12,382)	(10,367)
Advances from related parties	(493)	(247)
Payments to related parties	6	1,252
Payments on finance lease	(1,189)	(2,088)
Distributions	(110)	(1,542)
Proceeds from merger of Legato II and Southland Holdings, LLC	17,088	—
Net cash provided by financing activities	6,101	17,123

Effect of exchange rate on cash	190	(401)

Net decrease in cash and cash equivalents and restricted cash	(28,440)	(21,801)
Beginning of period	71,991	111,242
End of period	$43,551	$89,441

Supplemental cash flow information
Cash paid for income taxes	$87	$421
Cash paid for interest	$3,230	$5,415
Non-cash investing and financing activities:
Lease assets obtained in exchange for new leases	$6,416	$6,894
Assets obtained in exchange for notes payable	$2,299	$—
Issuance of post-merger earn out shares	35,000	—
Dividend financed with notes payable	$50,000	$—

Adjusted Net Loss and Adjusted Net Loss Per Share Attributable to Common Stock Reconciliation

	Three Months Ended
(Amounts in thousands except shares and per share data)	March 31, 2023	March 31, 2022
Reconciliation of adjusted net loss attributable to common stock:
Net loss attributable to common stock (GAAP as reported)	$(4,664)	$(13,601)
Adjustments:
Transaction related costs	1,035	-
Contingent earnout consideration non-cash expense	2,936	-
Income tax impact of adjustments (1)	(774)	-
Adjusted net loss attributable to common stockholders	$(1,467)	$(13,601)

Weighted average shares outstanding (2)
Basic and diluted (2)	44,407,831

Net loss per share attributable to common stockholders (2)	$(0.11)
Adjusted net loss per share attributable to common stockholders (2)	$(0.03)

(1)	The income tax impact of adjustments that are subject to tax is determined using the incremental statutory tax rates of the jurisdictions to which each adjustment relates for the respective periods.
(2)	The structure of Southland’s historical common equity structure was in the form of membership percentages and no shares were issued. As such, reporting periods prior to the three months ended March 31, 2023 will not present share or per share data. Basic net loss per share is the same as diluted net loss per share attributable to common stockholders for the three months ended March 31, 2023, because the inclusion of potential shares of common stock would have been anti-dilutive for the period presented

Adjusted EBITDA Reconciliation

	Three Months Ended
(Amounts in thousands)	March 31, 2023	March 31, 2022
Net loss	$(4,664)	$(13,601)
Depreciation and amortization	8,560	11,667
Income taxes	1,753	1,342
Interest expense	3,254	1,967
Interest income	(137)	(11)
Transaction related costs	1,035	-
Contingent earnout consideration non-cash expense	2,936	-
Adjusted EBITDA	$12,737	$1,364

Backlog

(Amounts in thousands)	Backlog
Balance December 31, 2022	$2,973,886
New contracts, change orders, and adjustments	170,070
Gross backlog	3,143,956
Less: contract revenue recognized in 2023	(282,122)
Balance March 31, 2023	$2,861,834

Conference Call

Southland will host a conference call at 10:00 a.m. Eastern Time on Tuesday, May 16, 2023. The call may be accessed here, or at www.southlandholdings.com. Following the conference call, a replay will be available on Southland’s website.

About Southland

Southland is a leading provider of specialized infrastructure construction services. With roots dating back to 1900, Southland and its subsidiaries form one of the largest infrastructure construction companies in North America, with experience throughout the world. The company serves the bridges, tunneling, communications, transportation and facilities, marine, steel structures, water and wastewater treatment, and water pipeline end markets. Southland is headquartered in Grapevine, Texas.

For more information, please visit Southland’s website at www.southlandholdings.com.

Non-GAAP Financial Measures

This press release includes certain unaudited financial measures not presented in accordance with generally accepted accounting principles (“GAAP”), including but not limited to adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”), backlog, adjusted net loss, adjusted net loss per share and certain ratios and other metrics derived therefrom. Note that other companies may calculate these non-GAAP financial measures differently, and therefore such financial measures may not be directly comparable to similarly titled measures of other companies. Further, these non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. Southland believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Southland’s financial condition and results of operations. Southland also believes that these non-GAAP financial measures provide an additional tool for investors to use in evaluating ongoing operating results and trends. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which items of expense and income are excluded or included in determining these non-GAAP financial measures.

Please see the accompanying tables for reconciliations of the following non-GAAP financial measures for Southland’s current and historical results: adjusted net loss per share attributable to common stock (a non-GAAP financial measure) to net loss per share attributable to common stock; and adjusted net loss attributable to common stock, and Adjusted EBITDA (non-GAAP financial measures) to net loss attributable to common stock.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on Southland’s current beliefs, expectations and assumptions regarding the future of Southland’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Southland’s control. Southland’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

Any forward-looking statement made by Southland in this press release is based only on information currently available to Southland and speaks only as of the date on which it is made. Southland undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Southland Contacts:

Cody Gallarda

EVP, Chief Financial Officer

cgallarda@southlandholdings.com

Alex Murray

Corporate Development & Investor Relations

amurray@southlandholdings.com